As Filed with the Securities and Exchange Commission on May 25, 2012	Registration No. __________
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUPERTEL HOSPITALITY, INC.
(Exact name of registrant as specified in its charter)

Virginia	52-1889548
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, Nebraska	68701
(Address of principal executive offices)	(Zip code)

Supertel 2006 Stock Plan
(Full title of the plan)

Corrine L. Scarpello
Chief Financial Officer
Supertel Hospitality, Inc.
1800 West Pasewalk Avenue, Suite 200
Norfolk, Nebraska 68701
(Name and address of agent for service)

402-371-2520
(Telephone number, including area code,
of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	300,000 (1)	$ .88	$ 264,000	$ 31.00

(1)
Pursuant to Rule 416, this Registration Statement shall be deemed to cover such indeterminable number of shares of common stock as may become issuable with respect to any of the registered shares pursuant to antidilution provisions in the Supertel 2006 Stock Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price of Supertel’s common stock on the Nasdaq Global Market on May 21, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Securities Act Rule 428(b).  Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Supertel Hospitality, Inc. hereby incorporates by reference in this registration statement the following documents previously filed with the Commission:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

(c)	Current Report on Form 8-K filed May 24, 2012.

(d)
The description of the Company’s common stock contained in registration statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Supertel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The articles of incorporation of Supertel Hospitality contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to Supertel Hospitality or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

Supertel Hospitality’s articles of incorporation also require Supertel Hospitality to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of Supertel Hospitality, by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of Supertel Hospitality as a director, officer, employee or agent of another entity, provided that the board of directors determines that the conduct in question was in the best interest of Supertel Hospitality and such person was acting on behalf of Supertel Hospitality. A director or officer of Supertel Hospitality is entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred if such person engaged in gross negligence, willful misconduct or a knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have Supertel Hospitality make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The board of directors of Supertel Hospitality also has the authority to extend to any person who is an employee or agent of Supertel Hospitality, or who is or was serving at the request of Supertel Hospitality as a director, officer, employee or agent of another entity, the same indemnification rights held by directors and officers, subject to the same conditions and obligations described above.

Supertel also maintains a director and officer insurance policy which insures the officers and directors of Supertel and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

4.1	Second Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 24, 2012)
4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 6, 2007)
4.3	Company 2006 Stock Plan (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011)
4.4	Amendment dated May 28, 2009 to the Company’s 2006 Stock Plan (incorporated here by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 28, 2009)
4.5	Amendment dated May 22, 2012 to the Company’s 2006 Stock Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed May 24, 2012)
4.6	Form of Common Stock Certificate filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-2 (333-129736) and incorporated herein by reference
5.1*	Opinion of McGrath North Mullin & Kratz, PC LLO
23.1*	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5)
23.2*	Consent of KPMG LLP
24.1*	Powers of Attorney (included on signature page)

* Filed herewith

Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decreased in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however that paragraph (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form  S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, State of Nebraska, on May 24, 2012.

Supertel Hospitality, Inc.

By:	/s/ Kelly A. Walters
Kelly A. Walters
Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelly A. Walters and Corrine L. Scarpello, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 24, 2012.

Signature	Title

/s/ Kelly A. Walters	Chief Executive Officer, President
Kelly A. Walters	and Director (Principal Executive Officer)

/s/ Corrine L. Scarpello	Chief Financial Officer and
Corrine L. Scarpello	Corporate Secretary (Principal Financial and Accounting Officer)

/s/ Steve H. Borgmann	Director
Steve H. Borgmann

/s/ Allen L. Dayton	Director
Allen L. Dayton

/s/ Daniel Elsztain	Director
Daniel Elsztain

/s/ James Friend	Director
James Friend

/s/ Donald J. Landry	Director
Donald J. Landry

/s/ William C. Latham	Director
William C. Latham

/s/ John M. Sabin	Director
John M. Sabin

/s/ George R. Whittemore	Director
George R. Whittemore

Index to Exhibits

Exhibit No.	Exhibit
4.1	Second Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 24, 2012)
4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 6, 2007)
4.3	Company 2006 Stock Plan (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011)
4.4	Amendment dated May 28, 2009 to the Company’s 2006 Stock Plan (incorporated here by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 28, 2009)
4.5	Amendment dated May 22, 2012 to the Company’s 2006 Stock Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed May 24, 2012)
4.6	Form of Common Stock Certificate filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-2 (333-129736) and incorporated herein by reference
5.1*	Opinion of McGrath North Mullin & Kratz, PC LLO
23.1*	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5)
23.2*	Consent of KPMG LLP
24.1*	Powers of Attorney (included on signature page)

* Filed herewith